EAST TEXAS FINANCIAL SERVICES, INC.

                 Statement re: Computation of Per Share Earnings
                      Fiscal Year Ended September 30, 2001


                            Total Shares      Unallocated   Total Shares
                            Outstanding       ESOP Shares   For EPS Calculation

September 30, 2000          1,162,320           51,904           1,110,416
October 31, 2000            1,162,320           51,904           1,110,416
November 30, 2000           1,162,320           51,904           1,110,416
December 31, 2000           1,162,320           51,904           1,110,416
January 31, 2001            1,162,320           51,904           1,110,416
February 28, 2001           1,162,620           51,904           1,110,416
March 31, 2001              1,162,320           51,904           1,110,416
April 30, 2001              1,162,320           51,904           1,110,416
May 31, 2001                1,162,320           51,904           1,110,416
June 30, 2001               1,162,320           51,904           1,110,416
July 31, 2001               1,162,320           51,904           1,110,416
August 31, 2001             1,162,320           51,904           1,110,416
September 30, 2001          1,162,320           38,341           1,123,979

         Weighted average number of shares outstanding
         for the year ended September 30, 2001, for earnings
         per share calculation                                      1,111,459
                                                                    ---------

         Stock options outstanding at September 30, 2001:             151,776
                                                                      -------

         Weighted average exercise price of stock options:    $9.39 per share
                                                              ---------------

         Average stock price for the 12 month period ended
         September 30, 2001                                             $8.80
                                                                     --------


                                                       12 Months Ended
Basic Earnings Per Share                                September 30,
------------------------                                -------------
                                                    2001               2000
                                                    ----               ----

Income available to common stockholders          $   699,712       $   295,787
                                                 ===========       ===========

Weighted average number of common shares
    outstanding for basic EPS calculation          1,111,459         1,117,441
                                                 ===========       ===========

                   Basic Earnings Per Share      $      0.63       $      0.26
                                                 ===========       ===========

Diluted Earnings Per Share

Income available to common stockholders          $   699,712       $   295,787
                                                 ===========       ===========

Weighted average number of common shares
    outstanding for basic EPS calculation          1,111,459         1,117,441
                                                 ===========       ===========

Weighted average common shares issued under
    stock options plans                                4,500           148,401



Less weighted average shares assumed
    repurchased with proceeds                         (4,347)         (140,638)

Weighted average number of common shares
    outstanding for diluted EPS calculation        1,111,612         1,125,205

                   Basic Earnings Per Share      $      0.63       $      0.26
                                                 ===========       ===========